UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2025

SunLink Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-12607	31-0621189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway

Suite 960

Atlanta, Georgia 30339

(Address of Principal Executive Offices, and Zip Code)

(770) 933-7000

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	SSY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On January 3, 2025, SunLink Health Systems, Inc., a Georgia corporation (“SunLink”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Regional Health Properties, Inc., a Georgia corporation (“Regional”). The Merger Agreement provides that, among other things and subject to the terms and conditions of the Merger Agreement, (a) SunLink will be merged with and into Regional (the “Merger”), with Regional surviving the Merger, and (b) at the effective time of the Merger (the “Effective Time”), each five shares of common stock, no par value per share, of SunLink (“SunLink Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined in the Merger Agreement)) will be converted into the right to receive (i) one validly issued, fully paid and nonassessable share of common stock, no par value per share (“Regional Common Stock”), of Regional (the “Regional Common Stock Consideration”), and (ii) subject to adjustment pursuant to the terms and conditions of the Merger Agreement, one validly issued, fully paid and nonassessable share of Regional Series D Preferred Stock (as defined below) (the “Regional Preferred Stock Consideration”).

The Merger Agreement provides that, effective as of the Effective Time, each SunLink Equity Award (as defined in the Merger Agreement) that is then outstanding and unexercised shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to represent a SunLink Equity Award with respect to SunLink Common Stock and shall thereafter automatically be cancelled and shall cease to exist and no consideration shall be delivered in exchange therefor.

At the Effective Time, Regional’s board of directors shall consist of six directors, of whom (i) two directors shall be designated by Regional, (ii) two directors shall be designated by SunLink, and (iii) two directors, Scott Kellman and C. Christian Winkle, shall be designated by the mutual agreement of Regional and SunLink; provided, however, that up to two additional directors may be placed on the Regional board of directors by the holders of 12.5% Series B Cumulative Redeemable Preferred Shares (the “Regional Series B Preferred Stock”) in accordance with the articles of incorporation of Regional as in effect immediately prior to the Effective Time. At the Effective Time, Brent S. Morrison, President and Chief Executive Officer of Regional, will serve as President and Chief Executive Officer of the combined company, and Robert M. Thornton, President and Chief Executive Officer of SunLink, will serve as Executive Vice President – Corporate Strategy of the combined company.

A special committee of the SunLink board of directors and SunLink’s board of directors each unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the issuance of the Regional Common Stock Consideration and the issuance of the Regional Preferred Stock Consideration (the “Regional Stock Issuance”), are fair to, and in the best interests of, SunLink and its shareholders; (ii) adopted the Merger Agreement; (iii) approved the Merger; (iv) directed that the Merger Agreement, the Merger and certain related matters be submitted to SunLink’s shareholders for approval; and (v) resolved to recommend approval of the Merger Agreement, the Merger and the related matters by SunLink’s shareholders.

The completion of the Merger is subject to satisfaction or waiver of certain customary closing conditions, including (a) the receipt of the required approvals from the shareholders of SunLink, (b) the receipt of the required approvals from the shareholders of Regional, (c) the absence of any governmental order or law making illegal or otherwise prohibiting the consummation of the Merger or imposing, individually or in the aggregate, a burdensome condition, (d) the effectiveness of the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Regional, and (e) the authorization for listing of the shares of Regional Common Stock to be issued in connection with the Merger on NYSE American (“NYSE American”). The obligation of each party to consummate the Merger is also conditioned upon certain other conditions precedent.

The Merger Agreement contains customary representations and warranties of Regional and SunLink relating to their respective businesses, financial statements and public filings, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of Regional and SunLink, including, subject to certain exceptions, covenants relating to conducting their respective businesses in the ordinary course consistent with past practice.

Subject to the terms and conditions of the Merger Agreement, each party has agreed not to knowingly induce (including by providing any material non-public information) or knowingly assist any proposal or offer that constitutes or would reasonably be expected to lead to an alternative acquisition proposal and has agreed to certain restrictions on its ability to respond to any such proposals. However, prior to the receipt of the required approval of (i) Regional’s shareholders, Regional’s board of directors may withdraw, qualify or change its recommendation that its shareholders vote in favor of the transactions contemplated under the Merger Agreement in connection with a Superior Regional Proposal (as defined in the Merger Agreement), subject to the requirements and limitations set forth in the Merger Agreement, or (ii) SunLink’s shareholders, SunLink’s board of directors may withdraw, qualify or change its recommendation that its shareholders vote in favor of the transactions contemplated under the Merger Agreement in connection with a Superior SunLink Proposal (as defined in the Merger Agreement) or terminate the Merger Agreement in order to enter into a definitive agreement with respect to such Superior SunLink Proposal, subject to the requirements and limitations set forth in the Merger Agreement.

The Merger Agreement contains termination rights for each of Regional and SunLink, including, among others, if the consummation of the Merger does not occur on or before 5:00 p.m., Eastern time, on March 31, 2025 (the “Termination Date”). Upon termination of the Merger Agreement under specified circumstances, including termination (i) by Regional, prior to the receipt of the required approval of SunLink’s shareholders, in connection with a change of recommendation by SunLink’s board of directors or a material breach by SunLink of its representations, warranties or covenants or (ii) by SunLink, prior to the receipt of the required approval of SunLink’s shareholders, to enter into a definitive agreement with respect to a Superior SunLink Proposal, in each case subject to the terms and conditions of the Merger Agreement, then SunLink shall reimburse Regional for all reasonable out-of-pocket fees and expenses incurred or paid by Regional in connection with the negotiation of the Merger Agreement or the consummation of any of the transactions contemplated by the Merger Agreement not to exceed $250,000. In addition, upon termination of the Merger Agreement by SunLink, prior to the receipt of the required approval of Regional’s shareholders, in connection with a change of recommendation by Regional’s board of directors or a material breach by Regional of its representations, warranties or covenants, then Regional shall reimburse SunLink for all reasonable out-of-pocket fees and expenses incurred or paid by SunLink in connection with the negotiation of the Merger Agreement or the consummation of any of the transactions contemplated by the Merger Agreement not to exceed $250,000.

In addition, pursuant to the terms and conditions of the Merger Agreement, upon shareholder approval of the Merger, SunLink may pay, subject to available cash and expected cash requirements for closing, a one-time, special dividend to its shareholders.

Articles of Amendment Establishing the Regional Series D Preferred Stock

In connection with the Merger Agreement and the transactions thereunder, Regional will establish the terms of a new series of preferred stock of Regional designated as Series D 8% Cumulative Convertible Redeemable Participating Preferred Shares, no par value per share (the “Regional Series D Preferred Stock”), pursuant to Articles of Amendment establishing its Series D 8% Cumulative Convertible Redeemable Participating Preferred Shares (the “Articles of Amendment”) to be filed by Regional with the Secretary of State of the State of Georgia prior to the Effective Time.

Subject to the terms and conditions of the Articles of Amendment, beginning on July 1, 2027, holders of the Regional Series D Preferred Stock receive, when, as and if approved by Regional’s board of directors out of funds of Regional legally available for the payment of distributions and declared by Regional, cumulative preferential dividends at a rate per annum equal to the Dividend Rate (as defined below) of the Liquidation Preference (as defined below) of the Series D Preferred Stock in effect on the first calendar day of the applicable Dividend Period (as defined in the Articles of Amendment). The “Dividend Rate” shall mean (as a percentage of Liquidation Preference) 8% per annum, subject to adjustment as provided in the Articles of Amendment. The “Liquidation Preference” shall mean, with respect to the Regional Series D Preferred Stock, $10.00 per share of Regional Series D Preferred Stock, subject to adjustment as provided in the Articles of Amendment.

Except as otherwise required by the Articles of Amendment or law, the Regional Series D Preferred Stock will not have voting rights. However, as long as any shares of Regional Series D Preferred Stock are outstanding, Regional will not, without the affirmative vote of the holders of at least (A) two-thirds of the Regional Series D Preferred

Stock outstanding at the time, if there are more than 200,000 shares of Regional Series D Preferred Stock outstanding at the time, or (B) a majority of the Regional Series D Preferred Stock outstanding at the time, if there are 200,000 or fewer shares of Regional Series D Preferred Stock outstanding at the time, (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Shares (as defined in the Articles of Amendment) or reclassify any of the authorized stock of Regional into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of Regional’s Amended and Restated Articles of Incorporation, as amended, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Regional Series D Preferred Stock. The Articles of Amendment further provide that, so long as at least 200,000 shares of Regional Series D Preferred Stock remain outstanding, the holders of Regional Series D Preferred Stock voting as a separate class at a meeting of such shareholders duly called for that purpose shall be entitled to elect two members of the Regional board of directors (each, a “Series D Preferred Director”); provided, however, that the initial Series D Preferred Directors shall be the two individuals designated by SunLink prior to the closing of the Merger pursuant to the terms and conditions of the Merger Agreement.

The Articles of Amendment further provide that, so long as at least 200,000 shares of Regional Series D Preferred Stock remain outstanding, Regional will not, without the affirmative vote of (i) a majority of the Regional board of directors and (ii) both Series D Preferred Directors, effect any of the following actions by Regional, whether by amendment, merger, consolidation, operation of law or otherwise: (i) enter into any transaction or agreement that would result in any sale, merger, recapitalization or liquidation event if the transaction would result in (A) the issuance or assumption of any Senior Shares or (B) the holders of Regional Series D Preferred Stock receiving less than the greater of: (i) the Liquidation Preference (including accumulated accrued and unpaid dividends) and (ii) an amount equal to the product of: (A) the average closing price of the Regional Common Stock on the National Securities Exchange (as defined in the Articles of Amendment) on which the Regional Common Stock are then-listed or traded for the 60 Trading Days (as defined in the Articles of Amendment) immediately preceding the event or the record date for such transaction by (B) the number of shares of Regional Common Stock into which the Regional Series D Preferred Stock are then-convertible; or (ii) declare or pay any dividend on any class of equity securities of Regional other than the Regional Series B Preferred Stock and Regional Series D Preferred Stock unless all dividends applicable to both the Regional Series B Preferred Stock and Regional Series D Preferred Stock have been declared and paid to date. The Articles of Amendment further provide that, so long as at least 200,000 shares of Regional Series D Preferred Stock remain outstanding, no new Senior Shares or new Parity Shares (as defined in the Articles of Amendment) shall be issued and, other than the Regional Series B Preferred Stock and the Series A Redeemable Preferred Shares of Regional (the “Regional Series A Preferred Stock”), be permitted to be outstanding. The Articles of Amendment further provide that, so long as at least 200,000 shares of Regional Series D Preferred Stock remain outstanding, the Regional Series A Preferred Stock shall not be amended, and Regional shall not otherwise take action, to provide for (i) the accrual or payment of dividends on the Regional Series A Preferred Stock, (ii) an increase of the liquidation preference of the Regional Series A Preferred Stock, (iii) a right of conversion of the Regional Series A Preferred Stock into Regional Common Stock or (iv) the exchange by Regional of Regional Series A Preferred Stock for Regional Common Stock. The Articles of Amendment further provide that, so long as at least 200,000 shares of Regional Series D Preferred Stock remain outstanding, no Junior Shares (as defined in the Articles of Amendment) shall be issued or permitted to be outstanding by Regional which are convertible into Regional Common Stock with an effective (x) conversion price less than $20.00 per share of Regional Common Stock or (y) any conversion ratio more favorable to such Junior Shares than the substantial equivalent of the then-applicable Conversion Ratio (as defined below) for the Regional Series D Preferred Stock.

The Regional Series D Preferred Stock is redeemable at the option of Regional, upon a Change of Control (as defined in the Articles of Amendment) and mandatorily on or before December 31, 2029, in each case subject to the terms and conditions of the Articles of Amendment. The Regional Series D Preferred Stock is convertible into shares of Regional Common Stock at the Conversion Ratio at the option of a holder of Regional Series D Preferred Stock and mandatorily upon the following events: (i) there shall be 200,000 or fewer shares of Regional Series B Preferred Stock outstanding; and (ii) the average closing price of the Regional Common Stock on a National Securities Exchange is at least $20.00, as adjusted pursuant to the Articles of Amendment, over any 30 Trading Days following the date on which there are 200,000 or fewer shares of Regional Series B Preferred Stock outstanding. The “Conversion Ratio” means one share of Regional Common Stock for every three shares of Regional Series D Preferred Stock, subject to adjustment as provided in the Articles of Amendment.

The Regional Series D Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund. The Regional Series D Preferred Stock shall rank junior to the Regional Series B Preferred Stock and on parity with the Regional Series A Preferred Stock.

Amended and Restated Employment Agreement with Brent S. Morrison

In connection with the Merger Agreement and the transactions thereunder, Regional will enter into an Amended and Restated Employment Agreement with Mr. Morrison (the “Morrison Employment Agreement”), to be effective as of the Effective Time. The Morrison Employment Agreement shall amend and restate in its entirety that certain Employment Agreement, dated July 1, 2021, by and between Mr. Morrison and Regional.

The Morrison Employment Agreement provides for an initial term of three years, and thereafter automatically renews for successive additional 12-month periods unless earlier terminated pursuant to the terms and conditions of the Morrison Employment Agreement or written notice of non-renewal is given by either Mr. Morrison or Regional at least 90 days prior to the expiration of the then-current term.

Pursuant to the Morrison Employment Agreement, Mr. Morrison is entitled to an initial base salary of $360,000 (the “Morrison Salary”). Mr. Morrison’s salary will be reviewed at least annually for increase, but not decrease, by the Compensation Committee of the Regional board of directors (the “Compensation Committee”). The Morrison Employment Agreement also provides that Mr. Morrison is eligible for a discretionary cash bonus of between 50% and 125% of the Morrison Salary, with a target bonus of 100% of the Morrison Salary (the “Morrison Target Bonus”), based on the achievement of operational and strategic performance goals established by the Compensation Committee. The Morrison Employment Agreement further provides that, subject to approval by the Compensation Committee, Mr. Morrison’s continued employment with Regional through the grant date, and to the extent shares of Regional Common Stock are available for issuance of the awards under the Regional Health Properties, Inc. 2023 Omnibus Incentive Compensation Plan (the “2023 Plan”), Regional will grant to Mr. Morrison, pursuant to and subject to the terms and conditions of the 2023 Plan and related award agreement, 100,000 shares of Regional Common Stock as an Award of Restricted Stock Units (as defined in the 2023 Plan) and an Incentive Stock Option (as defined in the 2023 Plan) to purchase 100,000 shares of Regional Common Stock, each subject to the terms of the 2023 Plan and award agreement. If insufficient shares of Regional Common Stock are available under the 2023 Plan for issuance of the full award, Regional will use reasonable efforts to obtain shareholder approval to increase the shares of Regional Common Stock available under the 2023 Plan in order to grant the full award.

Upon termination of Mr. Morrison’s employment under the Morrison Employment Agreement for any reason, Mr. Morrison shall be entitled to receive the following: (i) unpaid salary earned through the date of termination; (ii) any vacation time earned but not used as of the date Mr. Morrison’s employment terminates in accordance with Regional policies as then in effect; (iii) reimbursement, upon Mr. Morrison’s timely presentation of an itemized account and substantiation therefor and otherwise in accordance with Regional’s and its affiliates policies and procedures, for reasonable direct out-of-pocket expenses incurred by Mr. Morrison on behalf of Regional in connection with and necessary for the rendering of his services to Regional under the Morrison Employment Agreement but not yet paid to Mr. Morrison as of the date his employment terminates; (iv) except in the case of a termination by Regional and its affiliates for Cause (as defined in the Morrison Employment Agreement), Mr. Morrison’s annual bonus for any completed fiscal year to the extent not yet paid and earned; and (v) all other payments, benefits or fringe benefits to which Mr. Morrison is entitled under the terms of the applicable arrangements and/or applicable law (all of the foregoing clauses (i) – (v) collectively, the “Morrison Accrued Obligations”).

If Mr. Morrison’s employment is terminated by Regional without Cause, then, contingent upon Mr. Morrison’s signing a general release, Mr. Morrison will continue to receive his then base salary for 12 months following the date of his termination, payable in bi-monthly installments in accordance with Regional’s normal payroll procedures, subject to the terms and conditions of the Morrison Employment Agreement.

Pursuant to the Morrison Employment Agreement, (i) during the employment term and for six months thereafter, Mr. Morrison is subject to a non-competition provision; (ii) during the employment term and for 12 months thereafter, Mr. Morrison is subject to a non-solicitation of employees provision; and (iii) during the employment term and perpetually thereafter, Mr. Morrison is subject to a confidentiality provision.

Employment Agreement with Robert M. Thornton

In connection with the Merger Agreement and the transactions thereunder, Regional will enter into an Employment Agreement with Mr. Thornton (the “Thornton Employment Agreement”), to be effective as of the Effective Time.

The Thornton Employment Agreement provides for a term of 36 months. Pursuant to the Thornton Employment Agreement, Mr. Thornton is entitled to a base salary (the “Thornton Base Salary”) at the gross rate of: (i) $25,000 per month for each of the first 12 consecutive months of the term commencing with the Commencement Date (as defined in the Thornton Employment Agreement); (ii) $20,833 per month for each of the second 12 consecutive months of the term commencing with the first 12-month anniversary of the Commencement Date; and (iii) $15,799 per month for each of the third 12 consecutive months of the term commencing with the second 12-month anniversary of the Commencement Date. The Regional board of directors shall review the Thornton Base Salary at least annually to determine whether in its sole discretion an increase in the Thornton Base Salary would be appropriate. The Thornton Employment Agreement also provides that Mr. Thornton is eligible to receive an annual discretionary bonus during each year of the term on a reasonably comparable basis to the performance criteria the Regional board of directors utilizes with respect to the Regional Chief Executive Officer’s annual discretionary bonus, of which such annual discretionary bonus shall not exceed 62.5% of the Thornton Base Salary.

The Thornton Employment Agreement further provides that the Compensation Committee shall authorize and Regional shall grant to Mr. Thornton, subject to terms and conditions of the related award agreement, an inducement grant of 100,000 restricted shares of Regional Common Stock, which shall vest one third on the Commencement Date, one third on the first 12-month anniversary of the Commencement Date and one third on the second 12-month anniversary of the Commencement Date. The inducement grant will be made in reliance on the employment inducement exception under NYSE American’s rules.

If Mr. Thornton’s employment with Regional shall be terminated during the term (i) by reason of Death (as defined in the Thornton Employment Agreement), or (ii) by Regional due to Mr. Thornton’s Disability (as defined in the Thornton Employment Agreement) or for Cause (as defined in the Thornton Employment Agreement), Regional shall pay to Mr. Thornton or his heirs within 30 days after the termination date a lump sum cash payment equal to the Thornton Accrued Compensation to which Mr. Thornton is entitled. “Thornton Accrued Compensation ” shall mean (i) an amount of unpaid Thornton Base Salary earned through the termination date; (ii) annual bonus for any completed calendar year and the portion of annual bonus for the current calendar year to the extent earned (i.e. to the extent the applicable annual goals or performance measures relevant to Mr. Thornton or Regional as a whole have been proportionally achieved or accomplished to termination date) but not yet paid; and (iii) reimbursement for unpaid reasonable and necessary business expenses incurred and substantiated by Mr. Thornton on behalf of Regional or its subsidiaries during the period ending on the termination date, in accordance with Regional’s policy.

If Mr. Thornton’s employment is terminated by Regional for any reason other than for Cause within one year after a Change in Control (as defined in the Thornton Employment Agreement), then, contingent upon Mr. Thornton’s signing a general release, Mr. Thornton shall receive from Regional (i) an aggregate of $300,000 (minus applicable tax withholdings) to be paid in substantially equal monthly installments over the Severance Period in accordance with the normal payroll schedule of Regional; (ii) a lump sum an aggregate gross amount equal to one year’s Thornton Base Salary at the then-current rate earned for that year payable in monthly installments beginning on the first regular payroll period immediately following the end of the Severance Period; (iii) Thornton Accrued Compensation within 30 days after the termination date in a lump sum, including without limitation, a pro rata portion of any accrued but unpaid annual bonus for which performance goals have been achieved; (iv) the balance of certain other benefits as set forth in the Thornton Employment Agreement for 24 months following termination, subject to the terms and conditions of such plans and programs; and (v) Mr. Thornton’s unvested awards under Regional’s equity plans (whether such plans are in effect now or in the future) (if any) shall vest (as well as any unvested portion of the inducement grant), and shall be exercisable pursuant to the terms of the applicable equity plans and award agreement. “Severance Period” shall mean and include the time remaining in the balance of the term immediately prior to termination.

If Mr. Thornton’s employment with Regional is terminated during the term by Regional other than for Death, Disability, or Cause, then, contingent upon Mr. Thornton’s signing a general release, Mr. Thornton shall receive monthly severance payments with such monthly severance payment equal to the product of (x) an amount equal in the aggregate to the number of months (rounded up to the nearest whole month) remaining in the Severance Period times (y) the then applicable monthly rate of Thornton Base Salary, to be paid in substantially equal monthly installments in accordance with the normal payroll schedule of Regional beginning with the termination date for and over the Severance Period. If Mr. Thornton voluntarily resigns, the foregoing aggregate amount shall be reduced by 20%.

Pursuant to the Thornton Employment Agreement, (i) during the employment term and for six months thereafter, Mr. Thornton is subject to a non-competition provision; (ii) during the employment term and for 24 months thereafter, Mr. Thornton is subject to a non-solicitation of employees provision; and (iii) during the employment term and perpetually thereafter, Mr. Thornton is subject to a confidentiality provision.

Support and Lock-Up Agreements

Concurrently with the execution and delivery of the Merger Agreement, on January 3, 2025, SunLink entered into (i) a support and lock-up agreement (the “Regional Support and Lock-Up Agreement”) with the directors and executive officers of Regional (collectively, the “Supporting Regional Shareholders”) and (ii) a support and lock-up agreement (the “SunLink Support and Lock-Up Agreement” and, together with the Regional Support and Lock-Up Agreement, the “Support and Lock-Up Agreements”) with certain directors and executive officers of SunLink (collectively, the “Supporting SunLink Shareholders” and, together with the Supporting Regional Shareholders, the “Supporting Shareholders”).

Pursuant to the terms of the Support and Lock-Up Agreements, the Supporting Shareholders agreed, among other things, to vote all issued and outstanding Regional Common Stock and SunLink Common Stock, as applicable, currently held or thereafter acquired by the Supporting Shareholders (the “Voting Shares”) in favor of the adoption of the Merger Agreement, and to take certain other actions in furtherance of the transactions contemplated by the Merger Agreement, in each case subject to the limitations set forth in the applicable Support and Lock-Up Agreement.

Subject to certain exceptions, the Support and Lock-Up Agreements prohibit certain transfers by the Supporting Shareholders of any of the Voting Shares and certain other actions that would impair the ability of the Supporting Stockholders to fulfill their respective obligations under the applicable Support and Lock-Up Agreement.

The Support and Lock-Up Agreements also provide a 60-day lock-up, from the Closing (each as defined in the applicable Support and Lock-Up Agreement), on SunLink Securities and Regional Securities (each as defined in the applicable Support and Lock-Up Agreement), as applicable, restricting the Supporting Shareholders from transferring or disposing of such SunLink Securities and Regional Securities, as applicable, for such period (the “Lock-Up”).

The Support and Lock-Up Agreements will terminate automatically on the first to occur of (i) 60 days after the Closing, (ii) the termination of the Merger Agreement, and (ii) as to each Supporting Shareholder, the written agreement of Regional, SunLink, and such Supporting Shareholder.

***

The foregoing descriptions of the Merger Agreement and the transactions contemplated thereby, the Articles of Amendment, the Morrison Employment Agreement, the Thornton Employment Agreement, the Regional Support and Lock-Up Agreement, and the SunLink Support and Lock-Up Agreement in this Current Report on Form 8-K are only summaries and are qualified in their entirety by reference to the full text of the Merger Agreement, the Articles of Amendment, the Morrison Employment Agreement, the Thornton Employment Agreement, the Regional Support and Lock-Up Agreement, and the SunLink Support and Lock-Up Agreement, copies of which are filed as Exhibit 2.1, Exhibit A to Exhibit 2.1, Exhibit D to Exhibit 2.1, Exhibit F to Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein. Such descriptions are not intended to provide any other factual information about the parties to the Merger Agreement or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the applicable agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”), and may be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of such parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, by and between Regional Health Properties, Inc. and SunLink Health Systems, Inc., dated as of January 3, 2025.

10.1	Regional Support and Lock-Up Agreement, by and among Regional Health Properties, Inc., SunLink Health Systems, Inc. and the directors and executive officers of Regional Health Properties, Inc., dated as of January 3, 2025.

10.2	SunLink Support and Lock-Up Agreement, by and among Regional Health Properties, Inc., SunLink Health Systems, Inc. and certain directors and executive officers of SunLink Health Systems, Inc., dated as of January 3, 2025.

104	Cover Page interactive data file (embedded within the Inline XBRL document)

*

Certain schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. SunLink agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that SunLink may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for any schedules or exhibits so furnished.

* * *

NO OFFER OR SOLICITATION

Communications in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

ADDITIONAL INFORMATION

The proposed merger will be submitted to both the Regional and SunLink shareholders for their consideration. In connection with the proposed merger, Regional will file a Registration Statement with the SEC that will include a joint proxy statement/prospectus for Regional and SunLink and other relevant documents concerning the proposed merger.

INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

You will be able to obtain a copy of the joint proxy statement/prospectus once filed, as well as other filings containing information about Regional and SunLink, without charge, at the SEC’s website (http://www.sec.gov) or by accessing Regional’s website (http://www.regionalhealthproperties.com) under the tab “Investor Relations” or by accessing SunLink’s website (http://www.sunlinkhealth.com) under the tab “Investors.” Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Investor Relations, Regional Health Properties, Inc., 1050 Crowne Point Parkway, Suite 720, Atlanta, Georgia, 30338, telephone 678-869-5116 or to Investor Relations, SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 690, Atlanta, Georgia, 30339, telephone 770-933-7004.

Regional and SunLink and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Regional and SunLink in connection with the proposed merger. Information about the directors and executive officers of Regional is set forth in the proxy statement for Regional’s 2024 annual meeting of shareholders, as filed with the SEC on Schedule 14A on December 13, 2024, which information may be updated by Regional from time to time in subsequent filings with the SEC. Information about the directors and executive officers of SunLink is set forth in the proxy statement for SunLink’s 2024 annual meeting of shareholders, as filed with the SEC on Schedule 14A on June 6, 2024, which information may be updated by SunLink from time to time in subsequent filings with the SEC. Additional information about the interests of those participants and other persons who may be deemed participants in the transaction may also be obtained by reading the joint proxy statement/prospectus relating to the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger between Regional and SunLink, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the merger, as well as other statements of expectations regarding the merger, and other statements of Regional’s goals, intentions and expectations; statements regarding Regional’s business plan and growth strategies; estimates of Regional’s risks and future costs and benefits, whether with respect to the merger or otherwise; and the payment of a cash dividend by SunLink.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things:

•	the risk that the businesses of Regional and SunLink will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

•	expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame;

•	revenues following the merger may be lower than expected;

•	customer, vendor and employee relationships and business operations may be disrupted by the merger;

•	the ability to obtain required regulatory approvals or the approvals of Regional’s or SunLink’s shareholders, and the ability to complete the merger on the expected timeframe;

•	the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation;

•	the ability of Regional and SunLink to meet the continued listing requirements of the NYSE American LLC and to maintain the listing of securities thereon;

•	possible changes in economic and business conditions;

•	the impacts of epidemics, pandemics or other infectious disease outbreaks;

•	the existence or exacerbation of general geopolitical instability and uncertainty;

•	possible changes in monetary and fiscal policies, and laws and regulations;

•	competitive factors in the healthcare industry;

•	Regional’s dependence on the operating success of its operators;

•	the amount of, and Regional’s ability to service, its indebtedness;

•	covenants in Regional’s debt agreements that may restrict its ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms;

•	the effect of increasing healthcare regulation and enforcement on Regional’s operators and the dependence of Regional’s operators on reimbursement from governmental and other third-party payors;

•	the relatively illiquid nature of real estate investments;

•	the impact of litigation and rising insurance costs on the business of Regional’s operators;

•	the effect of Regional’s operators declaring bankruptcy, becoming insolvent or failing to pay rent as due;

•

the ability of any of Regional’s operators in bankruptcy to reject unexpired lease obligations and to impede its ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations;

•	Regional’s ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; and

•

other risks and factors identified in (i) Regional’s cautionary language included under the headings “Statement Regarding Forward-Looking Statements” and “Risk Factors” in Regional’s Annual Report on Form 10-K for the year ended December 31, 2023, and other documents subsequently filed by Regional with the SEC and (ii) SunLink’s cautionary language included under the headings “Forward-Looking Statements” and “Risk Factors” in SunLink’s Annual Report on Form 10-K for the year ended June 30, 2024, and other documents subsequently filed by SunLink with the SEC.

Neither Regional nor SunLink undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Current Report on Form 8-K. In addition, Regional’s and SunLink’s past results of operations do not necessarily indicate either of their anticipated future results, whether the merger is effectuated or not.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

Date: January 10, 2025	/s/ Mark J. Stockslager
Mark J. Stockslager
Chief Financial Officer